SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2007

ASIA TIME CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51981	20-4062619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1601-1604, 16/F., CRE Centre 889 Cheung Sha Wan Road, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(852)-23100101

_________________________________________________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K amends and restates in its entirety the Current Report on Form 8-K filed on November 26, 2007 with the Securities and Exchange Commission.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 19, 2007, the management and Board of Directors of Asia Time Corporation, a Delaware corporation (the “Company”) concluded that the Company’s previously issued financial statements

(i)
as of and for the three months ended March 31, 2007, as included in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2007, as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q/A filed with the Commission on September 26, 2007 (the “March 31, 2007 Form 10-Q”), and

(ii)
as of and for the three months and six months ended June 30, 2007, as included in the Quarterly Report on Form 10-Q filed with the Commission on August 20, 2007 (the “June 30, 2007 Form 10-Q,” and collectively with the March 31, 2007 Form 10-Q, the “Reports”)

should no longer be relied upon as a result of the Company’s determination that it misapplied accounting principles generally accepted in the United States of America in relation to a share exchange transaction that the Company completed on January 23, 2007 (the “Restatement”).

On December 15, 2006, the Company entered into a share exchange agreement with the sole shareholder of Times Manufacture & E-Commerce Corporation Limited, a British Virgin Islands corporation (“Times Manufacture”). Pursuant to the share exchange agreement (the “Exchange Agreement”), the Company agreed to issue shares of its common stock in exchange for all of the issued and outstanding securities of Times Manufacture (the “Reverse Merger”). Upon the closing of the Reverse Merger on January 23, 2007 and pursuant to the terms of the Exchange Agreement, the Company issued an aggregate of 19,454,420 shares of its common stock to the sole shareholder of Times Manufacture in exchange for all of the issued and outstanding securities of Times Manufacture.

Because the management and Board of Directors of the Company have concluded that financial statements in the Reports should no longer be relied upon, the Company will restate its financial statements presented in the Reports, disclosing the effect of the errors. The Company intends to revise each of the statements of operations in the Reports to reflect all fees and costs related to the Reverse Merger as charges to operations. In the Reports, the Company had recognized $419,197 as Reverse Merger expenses charged to operations. The revised statements of operations in the Reports will increase Reverse Merger expenses by $317,000, to $736,197, primarily to include the amounts paid to acquire equity control of the public shell during the three months ended March 31, 2007, which were originally recorded in the Reports as a reduction to additional paid-in capital. The Company will also be revising each of the prior quarter’s earnings per share calculations to correct calculation errors with respect to computing and displaying the information. Such corrections relate to errors in the calculation of the weighted average number of common shares outstanding during the periods. Shown below is a table of the effect of these changes.

Three Month Ended March 31, 2007

	As Reported	As Corrected	As Restated

Net income	$1,376,013	$1,376,013	$1,059,013

Earnings per common share
- Basic	$0.0594	$0.06	$0.05
- Diluted	$0.0556	$0.06	$0.04

Weighted average number of common shares
- Basic	23,156,629	23,156,629	22,210,509
- Diluted	24,737,194	24,737,194	23,796,644

Six Months Ended June 30, 2007

	As Reported	As Corrected	As Restated

Net income	$2,525,028	$2,525,028	$2,208,028

Earnings per common share
- Basic	$0.1112	$0.11	$0.10
- Diluted	$0.1007	$0.10	$0.09

Weighted average number of common shares
- Basic	22,706,637	22,706,637	22,686,183
- Diluted	25,086,369	25,086,369	24,606,259

Three Months Ended June 30, 2007

	As Reported	As Corrected	As Restated

Net income	$1,466,015	$1,466,015	$1,466,015

Earnings per common share
- Basic	$0.0633	$0.06	$0.06
- Diluted	$0.0577	$0.06	$0.06

Weighted average number of common shares
- Basic	23,156,629	23,156,629	23,156,629
- Diluted	25,406,977	25,406,977	25,406,977

The Company’s Board of Directors and management conducted a review of the Company’s accounting treatment for the Reverse Merger with assistance from outside financial consultants, and during this process, management reviewed the facts and circumstances and concluded that it misapplied accounting principles generally accepted in the United States of America. As discussed above, the result of the discussions and analysis was that expenses related to the Reverse Merger that should be charged to operations should be increased by $317,000 for amounts paid by the Company to acquire equity control of the public shell, which was recorded in the Reports as a reduction to additional paid-in capital. The Board of Directors and authorized officers of the Company discussed this matter and conclusion with the Company's independent public accounting firm (Dominic K. F. Chan & Co.) and it was concluded that the Company's previously issued financial statements described above could not be relied upon and needed to be restated. The Company is continuing to work with the outside financial consultants to determine if any additional adjustments to the Company’s previously issued financial statements are required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2007	ASIA TIME CORPORATION

	By:	/s/ Kwong Kai Shun
Name Kwong Kai Shun
Title: Chief Executive Officer, Chief Financial Officer and Chairman of the Board